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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

           PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934

                        Date of Report: October 10, 2003

                             TTR TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)



           Delaware                  0-22055                      11-3223672
(State or other Jurisdiction of    (Commission                (IRS Employer No.)
Identification Incorporation)      File Number)

                              1091 Boston Post Road
                               Rye, New York 10580
                    (Address of Principal Executive Offices)


                                  914-921-4004
              (Registrant's Telephone Number, including Area Code)

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                    INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

     TTR Technologies, Inc. (hereinafter, "TTR" or the "Company") and Mr. Daniel
C. Stein, Chief Executive Officer, President and a director ("Stein"), have entered into an agreement (the "Separation Agreement") whereby Stein has resigned from all positions held with Company.

     Under the terms of the Separation Agreement, Mr. Stein was paid a one-time gross payment of $78,000. Additionally, in consideration of Stein's waiver of certain claims under his employment agreement, the outstanding balance of approximately $67,000 of the advance of $100,000 made to Stein upon the commencement of his employment in May 2002 was extinguished and treated as non-employee compensation. The initial one-third of such advance (approximately $33,000) was, consistent with the terms of Stein's employment agreement, extinguished at year-end 2002 and treated as non-employee compensation. In connection with his resignation, Stein also received certain limited benefits, including limited indemnification and general releases.

     Judah Marvin Feigenbaum, a director, has been appointed as interim acting Chief Executive Officer of the Company, pending the decision of the Company's board of directors as to the Company's future strategic direction or the appointment of a full-time Chief Executive Officer. Concurrent with his new appointment, Mr. Feigenbaum will continue to carry on his present duties in the management of other businesses.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

     10.1 Termination and Settlement Agreement dated as of October 3, 2003 between TTR and Daniel C. Stein.

     99.1 Press Release issued on October 10, 2003.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused his report to be signed on its behalf by the undersigned hereunto duly authorized.



Date: October 10, 2003                             TTR TECHNOLOGIES, INC.

                                                   By: /s/ Sam Brill
                                                     ---------------------------
                                                     Sam Brill
                                                     Chief Operating Officer